UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – December 15, 2011
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Office

(b)               The independent directors have been conducting a search through a professional search firm for a Chief Executive Officer ("CEO").  During the pendency of the search, Mr. Smith, one of the Company’s directors, has been serving as the Company's interim CEO. The Board of Directors on December 15, 2011 held a special meeting and ratified the search conducted by the independent directors. In connection with the search's conclusion on December 15, 2011, Mr. Smith advised the Company that he will resign as a director of the Company and as the Company's interim CEO effective January 2, 2012. Mr. Smith does not serve on any committees of the Board of Directors. Mr. Smith and the Company were not parties to a written employment agreement. The Company has appointed Mr. Smith as a consultant for six months at a monthly compensation of $7,500 plus reimbursement for certain benefit and business travel costs, effective January 3, 2012. Under the terms of the consulting arrangement, Mr. Smith will be working for the Company approximately 50 to 100 hours per month.

(c)                 (1) Mr. John J. McCann has been appointed as the Company’s Chief Executive Officer and as a director of the Company, to be effective on his reporting for work between January 3, 2012 and January 10, 2012. The appointment was made by the Board of Directors at a Special Meeting of the Board of Directors held on December 15, 2011.

         (2) Mr. McCann is 48 years of age. From 2009 to the present, Mr. McCann has been the President and Chief Executive Officer of Fitness Quest, Inc. a privately owned company that distributes and markets home exercise and fitness products.  From 2002 to 2009, Mr. McCann was President and Chief Executive Officer of Saeco USA, Inc., a privately owned company that distributes and markets coffee brewing appliances.  From 1999 to 2002, Mr. McCann was the Executive Vice President of Sales for Delonghi America, Inc, a distributor and marketer of small consumer appliances.

                      (3) The Company and Mr. McCann are currently negotiating and preparing an Employment Agreement based on the terms of an offer letter (the "Offer Letter") sent to Mr. McCann by the Company and accepted by Mr. McCann.  Under the terms of the Offer Letter, Mr. McCann will: (a) receive an annual salary of $300,000, payable in accordance with the Company’s normal payroll schedule; (b) receive an option to purchase 1,000,000 shares of common stock at a date to be agreed upon, and vesting at a rate of 20,000 shares per month; (c) a bonus for performance in 2012 paid in options to purchase up to 500,000 shares of common stock, based on whether certain stated goals are achieved; (d) a grant of options to purchase common stock equal in number to the common stock purchased by Mr. McCann in the open market during 2012, with a maximum limit of 500,000 shares; (e) a severance payment equal to one year's annual salary if Mr. McCann is terminated without cause; and (f) four weeks of vacation and participation in the employee benefit plans offered to executive officers

Item 8.01.          Other Events

A copy of a press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01          Financial Statements and Exhibits

99.1  Press Release issued by Mace Security International, Inc. on December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2011	Mace Security International, Inc.
(Registrant)

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer